As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	20-8814402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

366 Walker Drive

State College, Pennsylvania 16801

(814) 278-7267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer L. McDonough

Vice President, General Counsel and Secretary

366 Walker Drive

State College, Pennsylvania 16801

(814) 278-7267

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wesley P. Williams

Jessica W. Hammons

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

(214) 969-1700

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee (1)
6.250% Senior Notes due 2022	$325,000,000	$37,765
Guarantees of 6.250% Senior Notes due 2022 (2)		None (3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	Rex Energy I, LLC, Rex Energy Operating Corp., Rex Energy IV, LLC, PennTex Resources Illinois, Inc. and R.E. Gas Development, LLC will guarantee the notes being registered.
(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the registration of the guarantees.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Rex Energy I, LLC	Delaware	1311	20-8909799
Rex Energy Operating Corp.	Delaware	1311	20-2120390
Rex Energy IV, LLC	Delaware	1311	20-5549688
PennTex Resources Illinois, Inc.	Delaware	1311	20-0660609
R.E. Gas Development, LLC	Delaware	1311	26-1405422

(1)	The address for each Registrant Guarantor is 366 Walker Drive, State College, Pennsylvania 16801, and the telephone number for each Registrant Guarantor is (814) 278-7267.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2015

PROSPECTUS

Offer to Exchange

Up to $325,000,000 of

6.250% Senior Notes due 2022

That Have Not Been Registered Under

The Securities Act of 1933

For

Up to $325,000,000 of

6.250% Senior Notes due 2022

That Have Been Registered Under

The Securities Act of 1933

Terms of the New 6.250% Senior Notes due 2022 in the Exchange Offer:

•

The terms of the new notes are identical to the terms of the old notes that were issued on July 17, 2014, except that the new notes will be registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer

•	We are offering to exchange up to $325,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2015, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Please read “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

In this prospectus, we refer to the notes to be issued in the exchange offer as the “new notes,” and we refer to the $325 million principal amount of our 6.250% senior notes due 2022 issued on July 17, 2014 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.” In this prospectus, references to the “issuer” refer to Rex Energy Corporation, a Delaware corporation. Unless indicated otherwise, references to “Rex Energy,” the “Company,” “we,” “our” and “us” refer to Rex Energy Corporation and its subsidiaries. References to “guarantors” refer to Rex Energy’s subsidiaries that guarantee the indebtedness under Rex Energy’s revolving credit facility and any future restricted subsidiaries that guarantee indebtedness under Rex Energy’s revolving credit facility.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Rex Energy Corporation, 366 Walker Drive, State College, Pennsylvania 16801, Attention: Corporate Secretary (Telephone (814) 278-7267). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information (File No. 001-33801) with the Securities and Exchange Commission, or the “SEC,” pursuant to the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” For further information regarding us and our notes, please see our filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s website at www.sec.gov.

We maintain a website at www.rexenergy.com. The information on our website or on any other website is not, and you must not consider such information to be, a part of this prospectus. You should rely only on the information contained in this prospectus and in the documents incorporated by reference when making a decision as to whether to buy our common stock in this offering.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC. Each such description is qualified in its entirety by such reference.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Current Reports on Form 8-K (excluding information “furnished” on Items 2.02 and 7.01 and related exhibits) filed on January 12, 2015, January 28, 2015 and April 2, 2015; and

•	our Definitive Proxy Statement on Schedule 14A filed on March 27, 2015 (those parts incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014).

In addition, we incorporate by reference in this prospectus any future filings made by Rex Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and not filed with the SEC) prior to the termination of the offering of the securities offered by this prospectus (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement).

Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Rex Energy Corporation

366 Walker Drive

State College, Pennsylvania 16801

Attention: Corporate Secretary

(814) 278-7267

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information, including all of the estimates and assumptions, in this prospectus and the documents we incorporate by reference into this prospectus contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended (the “Securities Act”), and 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this prospectus, including, but not limited to, statements regarding our future financial position, business strategy, budgets, projected costs, savings and plans, objectives of management for future operations, legal strategies, and legal proceedings, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•	conditions in the United States and globally;

•	domestic and global supply and demand for oil, NGLs and natural gas;

•	volatility in oil, NGL and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting or other aspects of our operations;

•	the willingness and ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain oil price and production controls;

•	the geologic quality of our properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil, NGL and natural gas reserves;

•	our ability to increase oil, NGL and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisitions;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of our capital resources, credit and liquidity, including, but not limited to, access to additional borrowing capacity;

•	uncertainties related to the legal and regulatory environment for our industry and our own legal proceedings and their outcome; and

•	the other risks described in this prospectus and the documents we incorporate herein by reference.

Other factors that could cause actual results to differ materially from those anticipated are discussed in “Risk Factors” included in this prospectus and in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and may be beyond our control. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and the documents we incorporate by reference. Because it is a summary, it does not contain all of the information that may be important to you. You should read and carefully consider this entire prospectus and the documents incorporated by reference for a more complete understanding of our business before making an investment decision, especially the “Risk Factors” beginning on page 7 of this prospectus and our historical consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus. The estimates of our proved reserves as of December 31, 2014 included or incorporated by reference in this prospectus are based on the reserve report prepared for Rex Energy by Netherland Sewell & Associates, Inc., independent petroleum engineers (“Netherland Sewell”), a summary of which report is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014, and is incorporated herein by reference.

Our Company

Rex Energy Corporation is an independent oil, natural gas liquid (“NGL”) and natural gas company with operations currently focused in the Appalachian and Illinois Basins. In the Appalachian Basin, we are focused on drilling and exploration activities in the Marcellus Shale, Utica Shale and Upper Devonian (“Burkett”) Shale. In the Illinois Basin, we are focused on developmental oil drilling and the implementation of enhanced oil recovery (“EOR”) on our properties. We pursue a balanced growth strategy of exploiting our sizable inventory of high potential exploration drilling prospects while actively seeking to acquire complementary oil and natural gas properties.

At December 31, 2014, our estimated proved reserves had the following characteristics:

•	1.3 Tcfe;

•	62.8% natural gas, 32.9% NGLs and 4.3% crude oil and condensate;

•	43.9% proved developed; and

•	a reserve life index of approximately 23.7 years (based upon 2014 production).

Additionally, we operate and manage approximately 90.0% of our net acreage. For the quarter ended December 31, 2014, we produced an average of 196.0 net MMcfe per day, composed of approximately 62.8% natural gas and approximately 37.2% oil and natural gas liquids (“NGLs”). Our capital expenditures and drilling opportunities are focused on unconventional liquids-rich reservoirs in the Appalachian Basin and conventional oil reservoirs and enhanced oil recovery projects in the Illinois Basin.

Corporate Information

Our principal executive offices are located at 366 Walker Drive, State College, Pennsylvania 16801, and our main telephone number is (814) 278-7267. We were incorporated in the state of Delaware on March 8, 2007. Our common stock currently trades on the NASDAQ Global Select Market under the symbol “REXX.”

We maintain a website at www.rexenergy.com. The information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated by reference when making a decision as to whether or not to tender your notes.

The Exchange Offer

On July 17, 2014, we completed a private offering of $325 million principal amount of the old notes. We entered into a registration rights agreement with the initial purchasers in connection with the offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to consummate the exchange offer for the old notes.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, unless we decide to extend it.

Condition to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call “DTC,” for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your notes, and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Description of Notes—Book Entry; Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m. New York City time on the expiration date. We will return any old note that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Material United States Federal Income Tax Considerations.”

Exchange Agent	We have appointed Wilmington Trust, National Association as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the caption “The Exchange Offer—Exchange Agent.”

Terms of the New Notes

The new notes will be identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes, please refer to the section entitled “Description of Notes” in this prospectus.

Issuer	Rex Energy Corporation.

Notes Offered	$325,000,000 aggregate principal amount of 6.250% senior notes due 2022.

Maturity Date	August 1, 2022

Interest	Interest on the notes will be paid semi-annually in arrears on February 1 and August 1 of each year, beginning February 1, 2015. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note tendered in exchange thereof, or, if no interest has been paid on the old note, from the date of the original issue of the old note.

Interest Payment Dates	February 1 and August 1 of each year, beginning on February 1, 2015.

Ranking	Like the old notes, the new notes and the related guarantees will be senior unsecured obligations of the issuer and the guarantors. The new notes will rank effectively junior to our secured debt to the extent of the collateral, including secured debt under our revolving credit facility, and will be effectively junior to liabilities of our subsidiaries that do not guarantee the new notes.

As of December 31, 2014, we and our subsidiaries had no borrowings outstanding under our revolving credit facility. Any borrowings under the revolving credit facility will be secured, and as a result, effectively senior to the new notes and the guarantees of the new notes by the guarantors, to the extent of the value of the collateral securing that indebtedness.

The new notes will be structurally subordinated to any liabilities of our subsidiaries that do not guarantee the new notes. As of December 31, 2014, our non-guarantor subsidiaries had aggregate liabilities of approximately $29.6 million, net of an intercompany note payable to us.

Subsidiary Guarantors	The new notes will be jointly and severally guaranteed on a senior unsecured basis by all of our current subsidiaries that guarantee our revolving credit facility and by any of our future restricted subsidiaries that guarantee our indebtedness under our revolving credit facility or certain other indebtedness.

The subsidiary guarantees will rank:

•	equally in right of payment with all of the existing and future senior indebtedness of our subsidiary guarantors, including their guarantees of our other senior indebtedness;

•

effectively junior to all existing and future secured indebtedness of our subsidiary guarantors, including their guarantees of indebtedness under our revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

•	senior in right of payment to any future subordinated indebtedness of our subsidiary guarantors.

Optional Redemption	On or after August 1, 2017, we may redeem some or all of the new notes at any time at the redemption prices listed under “Description of Notes—Optional Redemption.” On or before August 1, 2017, we may redeem up to 35% of the aggregate principal amount of the new notes in an amount not greater than the net cash proceeds of certain equity offerings at the redemption price listed under “Description of Notes—Optional Redemption.” Additionally, we may redeem some or all of the new notes prior to August 1, 2017, at a redemption price equal to 100% of the principal amount of the new notes plus a “make-whole” premium described under “Description of Notes—Optional Redemption.”

Change of Control	If we experience specific kinds of changes of control or sell certain assets, we may be required to offer to repurchase the new notes at the prices listed under “Description of Notes—Repurchase at the Option of Holders.”

Certain Covenants	The issuer will issue the new notes under an indenture, dated as of July 17, 2014, with Wilmington Trust, National Association, as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	pay dividends or distributions, repurchase equity, prepay junior debt and make certain investments;

•	incur additional debt or issue certain disqualified stock and preferred stock;

•	incur liens on assets;

•	merge or consolidate with another company or sell all or substantially all assets;

•	enter into transactions with affiliates; and

•	allow to exist certain restrictions on the ability of subsidiaries to pay dividends or make other payments to us.

These covenants are subject to important exceptions and qualifications as described under “Description of Notes—Covenants.” In addition, many of these covenants will terminate if the new notes achieve an investment grade rating, as described under “Description of Notes—Covenant Termination.”

Absence of a Public Market for the New Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors	Investing in the new notes involves risks. See “Risk Factors” beginning on page 7 for a discussion of certain factors you should consider in evaluating whether or not to tender your old notes.

RISK FACTORS

An investment in the notes involves a significant degree of risk. Before deciding to tender your old notes in the exchange offer, you should carefully consider the risks described below, together with the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2014, and all of the other information contained in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that event, our ability to fulfill our obligations under the notes could be materially affected, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes require us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of the old notes outstanding.

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments, including our obligations under the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including our obligations under the notes. Many of these factors, such as oil, NGL and natural gas prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	selling assets;

•	reducing or delaying capital investments;

•	seeking to raise additional capital; or

•	refinancing or restructuring our debt.

If for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing our debt, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable, which would in turn trigger cross acceleration or cross-default rights between the relevant agreements. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the notes. If amounts outstanding under our revolving credit facility or the notes were to be accelerated, we cannot be certain that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a noteholder.

We have substantial indebtedness and may incur substantially more debt, which could exacerbate the risks associated with our indebtedness

As of December 31, 2014, we had approximately $676.4 million of debt outstanding, including $675.0 million related to the notes and our other senior notes and $1.4 million related to other obligations. We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including under our revolving credit facility. In March 2015, the borrowing base of our revolving credit facility was reduced to $350.0 million for secured borrowings, which is subject to periodic borrowing base redeterminations.

As a result of our indebtedness, we will need to use a portion of our cash flow to pay interest, which will reduce the amount we will have available to fund our operations and other business activities and could limit our flexibility in planning for or reacting to changes in our business and the industry in which we operate. Our indebtedness under our senior credit facility is at a variable interest rate, and so a rise in interest rates will generate greater interest expense to the extent we do not have applicable interest rate fluctuation hedges. The amount of our debt may also cause us to be more vulnerable to economic downturns and adverse developments in our business.

We may incur substantially more debt in the future. The indentures governing the notes and our other senior notes contain restrictions on our incurrence of additional indebtedness. These restrictions, however, are subject to a number of qualifications and exceptions, and under certain circumstances, we could incur substantial additional indebtedness in compliance with these restrictions. Moreover, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness under the indentures.

Our ability to meet our debt obligations and other expenses will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors, many of which we are unable to control. If our cash flow is not sufficient to service our debt, we may be required to refinance debt, sell assets or sell additional equity on terms that we may not find attractive if it may be done at all. Further, our failure to comply with the financial and other restrictive covenants relating to our indebtedness could result in a default under that indebtedness, which could adversely affect our business, financial condition and results of operations.

Payment of principal and interest on the notes will be effectively subordinated to our senior secured debt to the extent of the value of the assets securing that debt and structurally subordinated to the liabilities of any of our subsidiaries that do not guarantee the notes.

The notes are not secured. Therefore, the notes will be effectively subordinated to claims of our secured creditors, and the subsidiary guarantees will be effectively subordinated to the claims of the secured creditors of our subsidiary guarantors. Holders of our secured obligations, including obligations under the credit agreements that govern our revolving credit facility, will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. For more information on our revolving credit facility, please read “Description of Other Indebtedness.” In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiaries will be available to pay obligations on the notes and the guarantees only after holders of our senior secured debt have been paid the value of the assets securing such debt. Although all of our material subsidiaries will initially guarantee the notes, in the future, under certain circumstances, the guarantees are subject to release and we may have subsidiaries that are not guarantors. In that case, the notes would be structurally subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

Our revolving credit facility and the indentures governing the notes and our other senior notes contain operating and financial restrictions that may restrict our business and financing activities.

Our revolving credit facility contains, the indentures governing the notes and our other senior notes contain, and any future indebtedness we incur may contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	sell assets, including equity interests in our subsidiaries;

•	pay distributions on, redeem or repurchase our common stock or redeem or repurchase our subordinated debt;

•	make investments;

•	incur or guarantee additional indebtedness or issue preferred stock;

•	create or incur certain liens;

•	make certain acquisitions and investments;

•	redeem or prepay other debt;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	consolidate, merge or transfer all or substantially all of our assets; and

•	engage in transactions with affiliates.

As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

Our ability to comply with some of the covenants and restrictions contained in our revolving credit facility and the indentures governing the notes and our other senior notes may be affected by events beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. A failure to comply with the covenants, ratios or tests in our revolving credit facility, the indentures governing the notes, our other senior notes or any future indebtedness could result in an event of default under our revolving credit facility, the indentures governing the notes or our future indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. If an event of default under our revolving credit facility occurs and remains uncured, the lenders thereunder:

•	would not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

•	may have the ability to require us to apply all of our available cash to repay these borrowings; or

•	may prevent us from making debt service payments under our other agreements.

A payment default or an acceleration under our revolving credit facility could result in an event of default and an acceleration under the indentures for the notes.

If the indebtedness under the notes were to be accelerated, there can be no assurance that we would have, or be able to obtain, sufficient funds to repay such indebtedness in full. In addition, our obligations under our revolving credit facility are collateralized by perfected first priority liens and security interests on substantially all of our assets and if we are unable to repay our indebtedness under the revolving credit facility, the lenders could seek to foreclose on our assets. Please see “Description of Notes.”

Because all of our operations are conducted through our subsidiaries, our ability to service our debt is largely dependent on our receipt of distributions or other payments from our subsidiaries.

We are a holding company, and all of our operations are conducted through our subsidiaries. As a result, our ability to service our debt is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are legally distinct from us and, except for our subsidiaries that have guaranteed our debt, have no obligation to pay amounts due on our debt or to make funds available to us for such payment. The ability of our subsidiaries to pay dividends, repay intercompany notes or make other advances to us is subject to restrictions imposed by applicable laws, tax considerations and the agreements governing our subsidiaries. In addition, such payment may be restricted by claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees.

We may not be able to fund a change of control offer required by the indentures governing the notes and our other senior notes.

In the event of a change of control (as defined in the indentures governing the notes and our other senior notes), we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. If a change of control were to occur today, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future. Furthermore, certain change of control events would constitute an event of default under our revolving credit facility. Please see “Description of Notes—Repurchase at the Option of Holders—Change of Control.” In a published decision, the Chancery Court of Delaware has interpreted a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors in a manner that would not entitle holders of notes to have us repurchase their notes in connection with a hostile proxy contest if our board of directors approves the dissident directors for purposes of the indentures even if they otherwise actively oppose them. Therefore, you may not be entitled to receive this protection under the indentures. The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the notes upon a change of control would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Many of the covenants contained in the indentures will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in the indentures governing the notes and our other senior notes will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s, provided at such time no default with respect to the notes has occurred and is continuing. These covenants will restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. Please see “Description of Notes—Covenant Termination.”

The guarantees by certain of our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

•	it could not pay its debts as they became due.

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.

The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, an active trading market for the old notes or the new notes will exist, and we will have no obligation to create such a market. At the time of the private placements of the old notes, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes. The initial purchasers are not obligated, however, to make a market in the old notes or the new notes and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

Therefore, an active market for the notes may not develop or be maintained, which would adversely affect the market price and liquidity of the notes. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. If a trading market does develop, future trading prices of the notes may be volatile and depend on many factors, including:

•	the number of holders of notes;

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

Even if an active trading market for the notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•	use commercially reasonable efforts to have the exchange offer completed by the 360th day following July 17, 2014.

Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note or, if no interest has been paid on such old note, from July 17, 2014. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its old notes in the exchange offer, and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer is not permitted by applicable law or SEC policy;

•	the exchange offer is for any reason not consummated on or before July 12, 2015 and the old notes are not freely tradeable prior to that date; or

•	prior to July 12, 2015, any holder notifies us that:

•	the holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

•

the holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer is not appropriate or available for such resales by such purchaser; or

•	the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradeable, and such holder cannot participate in the exchange offer.

We have agreed to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) on or before the 90th day after the date the shelf registration statement was filed. We refer to the date the shelf registration statement is required to be filed as the “shelf filing deadline.” The shelf filing deadline shall be 20 business days after the later of (i) the date we receive notice of the above circumstances by any holder and (ii) the first to occur of (a) the date that we deliver the new notes to the registrar under the Indenture of the new notes in the same aggregate principal amount as the aggregate principal amount of the old notes that were tendered by the holders of the old notes pursuant to an exchange offer and (b) July 12, 2015. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of the first anniversary of the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold or are freely tradeable. We refer to this period as the “shelf effectiveness period.”

The registration rights agreement provides that, in the event (i) the exchange offer is not consummated on or prior to July 12, 2015, (ii) the shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 90th calendar day following any shelf filing deadline, or (iii) any required shelf registration statement ceases to remain effective or becomes unusable in connection with resale for more than 30 calendar days (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the interest rate on the old notes will be increased by 1.0% per annum, until the earlier of the completion of the exchange offer or until no Registration Default is in effect, at which time the increased interest shall cease to accrue and shall be reduced to the original interest rate of the old notes.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreement do not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement. Please read “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $325,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the Indenture relating to the notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral notice (promptly confirmed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                     , unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral notice (promptly confirmed in writing) or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing (any such oral notice to be promptly confirmed in writing) of any extension. We will notify the registered holders of old notes in writing of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion, to:

•	delay accepting for exchange any old notes,

•	extend the exchange offer, or

•	terminate the exchange

by giving oral or written notice (any such oral notice to be promptly confirmed in writing) of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral notice (promptly confirmed in writing) or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer.

If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the notes under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions concerning the procedures for exchanging your notes or need help in complying with those procedures, please call the exchange agent, whose address and phone number are set forth in “—Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program (“ATOP”) instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Exchange Agent

We have appointed Wilmington Trust, National Association as the exchange agent for the exchange offer. You should direct questions, requests for assistance in complying with the exchange offer procedures, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the exchange agent addressed as follows:

WILMINGTON TRUST, NATIONAL ASSOCIATION, EXCHANGE AGENT

By registered or certified mail, overnight delivery:

Attention: Workflow Management, 5th Floor

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

For facsimile transmission (for eligible institutions only):

(302) 636-4139

Confirm by Telephone:

(302) 636-6470

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, less any bond discount and plus any bond premium, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Years ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings (loss) to fixed charges (1)	—(2)	0.6x(2)	10.9x	7.9x	12.5x
Pre-tax preferred dividend requirements (in thousands) (3)	$2,335	—	—	—	—
Ratio of earnings (loss) to combined fixed charges and preferred stock dividends (1)	—(2)	0.6x(2)	10.9x	7.9x	12.5x

(1)	For purposes of computing the ratio of earnings (loss) to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, “earnings” include income (loss) from continuing operations before income tax, plus fixed charges and equity method investment (income) loss, less capitalized interest, preferred stock dividend requirements and noncontrolling interest share of (income) loss. “Fixed charges” include interest expense, amortization of premium (discount) on senior notes, capitalized interest, preferred stock dividend requirements and amortized loan costs. “Preferred stock dividends requirements” consist of dividends paid with respect to our 6.00% Convertible Perpetual Preferred Stock, Series A, par value $0.001 per share that are represented by 1,610,000 depositary issued on August 18, 2014.
(2)	Due to our net losses for the years ended December 31, 2014 and 2013, the coverage ratio for each of these periods was less than 1:1. To achieve a coverage ratio of 1:1, we would have needed additional earnings of approximately $83.8 million and $13.3 million for the years ended December 31, 2014 and 2013, respectively.
(3)	Prior to August 18, 2014, we did not have any preferred stock outstanding, and there were no preferred stock dividends paid for the years ended December 31, 2013, 2012, 2011 or 2010.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

The old notes were issued under an indenture dated July 17, 2014 between us, the guarantors and Wilmington Trust, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. We will issue the new notes under the same indenture under which we issued the old notes, and the new notes will represent the same debt as the old notes for which they are exchanged.

The old notes that remain outstanding after the completion of the exchange offer, together with the new notes, will be treated as a single class of securities under the indenture. Otherwise unqualified references herein to “notes” shall, unless the context requires otherwise, include the old notes and the new notes, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offers are completed, such percentage in aggregate principal amount of the old notes and the new notes then outstanding.

The terms of the new notes will be identical to the terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not be subject to transfer restrictions applicable to the old notes; and

•	will not have the benefit of the registration rights agreement applicable to the old notes.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. You may request copies of the indenture at the address set forth under the heading “Where You Can Find More Information.”

You can find the definitions of terms used in this description of notes below under the caption “—Definitions.” Capitalized terms used in this description but not defined below under the caption “—Definitions” have the meanings assigned to them in the indenture. In this description, the words the “Company,” “we,” “our” and “us” refer only to Rex Energy Corporation and not to any of its Subsidiaries or Affiliates.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

The New Notes

Like the old notes, the new notes will:

•	be general unsecured, senior obligations of the Company;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Company;

•	rank pari passu in right of payment with any existing and future senior indebtedness of the Company;

•

rank effectively junior in right of payment to the Company’s existing and future secured indebtedness, including indebtedness under the Senior Credit Agreement, to the extent of the assets of the Company constituting collateral securing that indebtedness;

•	be unconditionally guaranteed by the Subsidiary Guarantors on a senior unsecured basis; and

•	rank effectively junior to debt and other obligations of our subsidiaries that do not guarantee the notes.

The Subsidiary Guarantees

Like the old notes, the new notes will be guaranteed by all of our current Subsidiaries that guarantee our obligations under our Senior Credit Agreement. Additional Subsidiaries will be required to become Subsidiary Guarantors under the circumstances described below under “—Covenants—Future Subsidiary Guarantees.”

Each Subsidiary Guarantee will:

•	be a general unsecured, senior obligation of the applicable Subsidiary Guarantor;

•	rank senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantor;

•	rank pari passu in right of payment with any existing and future senior indebtedness of such Subsidiary Guarantor; and

•

rank effectively junior to all existing and future secured indebtedness of such Subsidiary Guarantor (including any Indebtedness under the Senior Credit Agreement), to the extent of the assets of such Subsidiary Guarantor constituting collateral securing that indebtedness.

Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of December 31, 2014, our non-guarantor subsidiaries had aggregate liabilities of approximately $29.6 million, net of an intercompany note payable to us.

As of the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture, and will not guarantee the notes.

Principal, Maturity and Interest

We have issued $325 million in aggregate principal amount of old notes. In addition to the old notes, we may issue additional notes (“Additional Notes”) under the indenture from time to time after this offering. Any issuance of Additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The old notes and any Additional Notes subsequently issued under the indenture, together with the new notes, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes will mature on August 1, 2022, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Interest on the notes will accrue at the rate of 6.250% per annum and will be payable semi-annually in arrears on February 1 and August 1, beginning on February 1, 2015. Interest on overdue principal, premium, if any, and interest will accrue at the applicable interest rate on the notes. The Company will make each interest payment to the holders of record of the notes on the immediately preceding January 15 and July 15. Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a scheduled payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Methods of Receiving Payments on the Notes

All payments on notes that issued in global form will be made in accordance with the applicable procedures of DTC or other depository. If a holder of notes issued in definitive form has given wire transfer instructions to the Company, the Company will pay through its paying agent all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes issued in definitive form will be made at the office or agency of the paying agent and registrar, unless we elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar

The trustee is acting as paying agent and registrar for the notes. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of the Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the notes, and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company will not be required to transfer or exchange any note (or portion of a note) selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees of the Notes

The old notes are, and the new notes will be, guaranteed by all of our Subsidiaries that guarantee our obligations under our Senior Credit Agreement. Our future Restricted Subsidiaries will be required to become Subsidiary Guarantors under the circumstances described under “—Covenants—Future Subsidiary Guarantees.” The Subsidiary Guarantees are joint and several obligations of the Subsidiary Guarantors and limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a fraudulent conveyance. See “Risk Factors—Risks Related to the Notes—The guarantees by certain of our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.”

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) (i) such Subsidiary Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the indenture (including its Subsidiary Guarantee) pursuant to a supplemental indenture satisfactory to the trustee; or

(b) such transaction does not as of the date thereof violate the provisions of the indenture described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Subsidiary Guarantee of a Subsidiary Guarantor will be released immediately:

(1) upon any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate as of the date thereof the provisions of the indenture described below under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(2) upon any sale or other disposition of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate as of the date thereof the provisions of the indenture described under “—Repurchase at the Option of Holders—Asset Sales” and such Subsidiary Guarantor no longer qualifies as a Subsidiary of the Company as a result of such disposition;

(3) upon designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with the provisions of the indenture described below under the caption “—Covenants—Designation of Restricted and Unrestricted Subsidiaries;”

(4) upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided pursuant to the defeasance or satisfaction and discharge provisions of the indenture as described below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;”

(5) upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing; or

(6) unless a Default or Event of Default has occurred and is continuing, if such Subsidiary Guarantor ceases to Guarantee any Indebtedness of the Company or a Guarantor under a Credit Facility.

Optional Redemption

Except as described below in this section or in the last paragraph of “—Repurchase at the Option of Holders—Change of Control,” the notes are not redeemable until August 1, 2017. On and after August 1, 2017, the Company may redeem all or a part of the notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Years	Redemption Price
2017	104.688%
2018	103.125%
2019	101.563%
2020 and thereafter	100.000%

At any time or from time to time prior to August 1, 2017, the Company may also redeem all or a part of the notes, at a redemption price equal to the Make-Whole Price, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

“Make-Whole Price” with respect to any notes to be redeemed, means an amount, as determined by the Company, equal to the greater of:

(1) 100% of the principal amount of such notes; and

(2) the sum of the present values of (a) the redemption price of such notes at August 1, 2017 (as set forth in the table above) and (b) the remaining scheduled payments of interest from the redemption date to August 1,

2017 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such notes, if any, to the redemption date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2017; provided, however, that if the then remaining term of the notes to August 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2017, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the trustee in writing of the Make-Whole Price with respect to any redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

In addition, prior to August 1, 2017, the Company may on any one or more occasions redeem up to 35% of the principal amount of the notes with all or a portion of the net cash proceeds of one or more Equity Offerings at a redemption price equal to 106.250% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes redeemed to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the aggregate principal amount of the notes originally issued under the indenture (including Additional Notes), excluding notes held by the Company and its Subsidiaries, remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of such Equity Offering.

Unless the Company defaults in the payment of the redemption price, interest, if any, will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, subject to adjustments so that no notes are redeemed in an unauthorized denomination (or, in the case of notes in global form, the notes to be redeemed will be selected in accordance with DTC’s applicable procedures), unless otherwise required by law or applicable stock exchange requirements.

Notes redeemed in part must be redeemed only in amounts of $2,000 or whole multiples of $1,000 in excess thereof (subject to the procedures of DTC or any other depositary). Notices of redemption will be delivered at least 30 but not more than 60 days before the redemption date, in the case of notes issued in global form, to DTC in accordance with its applicable procedures, and in the case of definitive notes, by first class mail to each holder of notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Notices of redemption may not be conditional. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption, unless the Company defaults in making the redemption payment.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

We may at any time and from time to time purchase notes in the open market or otherwise. We are not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes pursuant to the covenants described under the caption “—Repurchase at the Option of Holders.”

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company will deliver electronically, if held at DTC, or mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, with respect to notes in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry)

to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described herein that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) the Company has given notice of redemption with respect to all outstanding notes pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a Default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled, at the Company’s option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under New York law, which is the governing law of the indenture. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that holders of at least 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer, in lieu of the Company, as described above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the notes that remain outstanding at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received by the Company or such Restricted Subsidiary in respect of such Asset Sale, taken together with all other Asset Sales since the Issue Date on a cumulative basis, is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities, Subordinated Debt and any obligations in respect of preferred stock) that are assumed by the transferee of any such assets or Equity Interests pursuant to (1) a customary novation agreement (or other legal documentation with the same effect) that includes a full release of the Company or such Restricted Subsidiary from any and all liability therefor or (2) an assignment agreement that includes, in lieu of such release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or other cost in respect of such assumed liability;

(b) Liquid Securities; and

(c) Additional Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay, prepay, redeem or purchase (x) Indebtedness and other Obligations under a Credit Facility; provided that any such action in respect of a revolving Credit Facility shall be accompanied by a reduction of the related commitments, (y) any Indebtedness that was secured by the assets sold in such Asset Sale or (z) other Senior Debt;

(2) to invest in Additional Assets; or

(3) to make capital expenditures in respect of a Related Business of the Company or any of its Restricted Subsidiaries;

provided that the Company or the applicable Restricted Subsidiary will be deemed to have complied with this paragraph with respect to an Asset Sale if, within 365 days after such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with this, and that expenditure or Investment is completed within one year and six months after the date of such Asset Sale.

However, pending application or investment of such Net Proceeds as provided in clauses (1) through (3), such Net Proceeds may be applied to temporarily reduce revolving credit Indebtedness. An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (3) above within the time period set forth above will constitute “Excess Proceeds.”

Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will use the Excess Proceeds to purchase the notes and such other pari passu Indebtedness on a pro rata basis subject to adjustments so that no notes or other pari passu Indebtedness are purchased in an unauthorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described under the caption “—Covenants—Merger, Consolidation or Sale of Substantially All Assets” and not by the provisions of the Asset Sales covenant.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, or compliance with the Asset Sales provisions of the indenture would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sales provisions of the indenture by virtue of such compliance.

Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption, acquisition or retirement made in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent company of the Company;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at or within three Business Days prior to or after the Stated Maturity thereof (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (b) the purchase or other acquisition of Subordinated Debt acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition); or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Prior Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), and (10) of the next succeeding paragraph), is equal to or less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Company or an Affiliate of the Company), (y) Capital Stock of a Person (other than the Company or an Affiliate of the Company) engaged primarily in any Related Business and (z) other assets used or useful in any Related Business, in each case received by the Company or a Restricted Subsidiary since the Prior Issue Date as a contribution to the Company’s common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), (B) with respect to Indebtedness that is incurred on or after the Prior Issue Date, the amount by which such Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange after the Prior Issue Date of any such Indebtedness into or for Equity Interests of the Company (other than Disqualified Stock), and (C) the aggregate net cash proceeds, if any, received by the Company or any of its Restricted Subsidiaries since the Prior Issue Date upon any conversion or exchange described in clause (A) or (B) above; plus

(c) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Prior Issue Date, an amount equal to the sum, without duplication, of (A) the net reduction in such Restricted Investments in any Person resulting from (i) repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, (ii) other repurchases, repayments or redemptions of such Restricted Investments, (iii) the sale of any such Restricted Investment to a purchaser other than the Company or a Subsidiary of the Company or (iv) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment plus (B) with respect to any Unrestricted Subsidiary designated as such after the Prior Issue Date that is redesignated as a Restricted Subsidiary after the Prior Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary held by the Company or any of its Restricted Subsidiaries at the time of such redesignation; plus

(d) 100% of any dividends received by the Company or a Restricted Subsidiary after the Prior Issue Date from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph and clause (7) of this paragraph;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(5) payments to fund the purchase, redemption or other acquisition or retirement for value by the Company of fractional Equity Interests arising out of stock dividends, splits or combinations, business combinations or other transactions permitted by the indenture;

(6) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s (or any of its Restricted Subsidiaries’) current or former directors or employees on or after the Prior Issue Date; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in the calendar year ended December 31, 2012 or any subsequent calendar year, with unused amounts being carried forward to future periods;

(7) as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any class or series of preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of indebtedness and issuance of preferred stock;”

(8) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis based on their respective holdings of such Equity Interests;

(9) purchases of Subordinated Debt at a purchase price not greater than (a) 101% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of Control or (b) 100% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of an Asset Sale in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if:

(i) in the case of a Change of Control, the Company has first offered to purchase the notes and complied with and fully satisfied its other obligations under the covenant described under “—Repurchase at the Option of Holders—Change of Control,” including purchasing all notes tendered in such offer; or

(ii) in the case of an Asset Sale, the Company has complied with and fully satisfied its other obligations under the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” including purchasing all notes tendered in such offer;

(10) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with the provisions described under the caption “—Merger, Consolidation or Sale of Substantially All Assets”; and

(11) as long as no Default has occurred and is continuing at the time of such Restricted Payment or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $20 million since the Prior Issue Date.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value, on the date of such Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (11) above or is entitled to be made pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to directly or indirectly create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur;” with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and issue preferred stock, if the Company’s Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

Notwithstanding the foregoing, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or preferred stock described below (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $300 million and (ii) the sum of $150 million plus an amount equal to 30.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the notes and Subsidiary Guarantees to be issued on the Issue Date and the exchange notes and related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $15 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness;

(5) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by the indenture to be incurred or issued under the first paragraph of this covenant or clause (2), (3) or (10) of this paragraph or this clause (5);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence of obligations of the Company or a Restricted Subsidiary pursuant to Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(9) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that in the case of a Guarantee by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary would have been permitted to incur the Indebtedness being Guaranteed under this covenant, and provided further that if the Indebtedness being Guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(10) the incurrence by the Company or any Restricted Subsidiary of Permitted Acquisition Indebtedness;

(11) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(13) the incurrence of in-kind obligations relating to net oil and natural gas balancing positions arising in the ordinary course of business;

(14) the incurrence of any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(15) the incurrence of any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the acquired or disposed asset or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Equity Interests of a Restricted Subsidiary; and

(16) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness in an aggregate principal amount that, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (1) through (15) above or the first paragraph of this covenant) and any Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (15) does not exceed the greater of (a) $15 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom.

The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Subsidiary Guarantee, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of the second paragraph of this covenant, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, the Company will be permitted to divide and classify such item on the date of its incurrence or issuance, or later divide and reclassify all or a portion of such item, in any manner that complies with this covenant, except that all Indebtedness outstanding on the Issue Date (after giving effect to the use of proceeds from the offering of the notes) under the Senior Credit Agreement shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and may not be reclassified. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, fluctuations in the termination value of Hedging Obligations and the payment of dividends on Disqualified Stock or preferred stock in the form of additional Disqualified Stock or preferred stock of the same class will be deemed not to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock and Indebtedness of any Subsidiaries of the Company and including any income or profits from such property or assets), whether owned on the Issue Date or thereafter acquired, which Lien secures any Indebtedness, unless:

(1) in the case of Liens securing Subordinated Debt of the Company or a Subsidiary Guarantor, the notes or Subsidiary Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Debt so secured with the same priority as the notes or such Subsidiary Guarantee, as applicable, has to such Subordinated Debt until such time as such Subordinated Debt is no longer so secured by a Lien; and

(2) in the case of Liens securing other Indebtedness of the Company or a Restricted Subsidiary, the notes or Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the other Indebtedness so secured until such time as such other Indebtedness is no longer so secured by a Lien.

Any Lien securing the notes or Subsidiary Guarantees created pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1) the Senior Credit Agreement in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those contained in the applicable agreements or instruments as in effect on the Issue Date;

(2) the indenture, the notes and the Subsidiary Guarantees;

(3) applicable law, rule, regulation, order, approval, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases, licenses and sublicenses (including, without limitation, licenses of intellectual property) entered into in the ordinary course of business and provisions restricting subletting or assignment of any lease governing a leasehold interest (including leases governing leasehold interests or farm-in or farm-out agreements) relating to leasehold interests in Oil and Gas Properties) of the Company or any Restricted Subsidiary;

(6) any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;

(7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens and the security documents relating thereto;

(9) the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(10) instruments governing Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, than the provisions contained in the Senior Credit Agreement or any other agreement described in clause (1) above, as in effect on the Issue Date or the indenture;

(11) Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary in accordance with the indenture, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) will not materially affect the Company’s ability to pay all principal, interest and premium, if any, on the notes, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company;

(12) Hedging Obligations permitted from time to time under the indenture entered into in the ordinary course of business and not for speculative purposes;

(13) restrictions on cash or other deposits or net worth imposed by customers, suppliers and landlords or surety, insurance or bonding companies in the ordinary course of business;

(14) provisions limiting the disposition or distribution of assets or property in, or transfer of Capital Stock in, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, operating agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and are entered into (i) in the ordinary course of business, or (ii) with the approval of the Company’s Board of Directors, which limitations are applicable only to the assets, property or Capital Stock that are the subject of such agreements; and

(15) Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate consideration payable to or by the Company or a Restricted Subsidiary in excess of $1 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm, or other independent entity with appropriate expertise, of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment, consulting, severance, termination or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director compensation or indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;

(2) transactions between or among the Company and/or its Restricted Subsidiaries, the issuance of Guarantees for the benefit of the Company or a Restricted Subsidiary and pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders to Unrestricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4) fees and expenses and compensation paid to, and indemnification or insurance provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, Affiliates of the Company;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments;”

(7) loans or advances to employees in the ordinary course of business or consistent with past practice;

(8) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(9) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any written agreement to which the Company or any of its Restricted Subsidiaries was a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not materially adversely affect the rights of any holders of the notes (as determined in good faith by the Board of Directors of the Company) as compared to the terms of the agreements in effect on the Issue Date;

(10) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director abstains from voting as director of the Company or such direct or indirect parent company of the Company, as the case may be, on any matter involving such other Person; and

(11) in the case of (i) contracts for (A) drilling or other oil-field services or supplies, (B) the sale, storage, gathering or transport of hydrocarbons or (C) the lease or rental of office or storage space or (ii) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s-length basis, as determined by a majority of the Disinterested Members of the Board of Directors or the Company (or, if there is only one Disinterested Member, such Disinterested Member).

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the applicable Restricted Subsidiary meets the definition of an Unrestricted Subsidiary and if such Investment would be permitted at that time, either pursuant to (a) the covenant described above under the caption “—Restricted Payments” or (b) the definition of Permitted Investment.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments;” provided that such covenant need not be complied with if the Subsidiary to be so designated has total assets of $1,000 or less. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of “Unrestricted Subsidiary” set forth below under “—Definitions,” it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in Default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

Regardless of whether required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will file with the SEC for public availability, within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing, in which case the Company will comply with the requirements described in the second succeeding paragraph):

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC and deliver a copy of the reports to the trustee.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

If any direct or indirect parent company of the Company becomes a guarantor of the notes, the Company may satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Future Subsidiary Guarantees

If, after the Issue Date, any Restricted Subsidiary that is not already a Subsidiary Guarantor Guarantees Indebtedness of the Company or a Subsidiary Guarantor under a Credit Facility, then such Subsidiary will become a Subsidiary Guarantor by executing and delivering a supplemental indenture, in the form provided for in the indenture, to the trustee within 20 days of the date on which it Guarantees such other Indebtedness. Any such Subsidiary Guarantee will be subject to the release provisions and other limitations described above under “Subsidiary Guarantees of the Notes.”

Merger, Consolidation or Sale of Substantially All Assets

The Company will not (1) consolidate or merge with or into another Person (regardless of whether the Company is the surviving corporation), convert into another form of entity or continue in another jurisdiction; or (2) directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such conversion, consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the notes and the indenture (and the Registration Rights Agreement, if any obligations thereunder remain unsatisfied) pursuant to agreements reasonably satisfactory to the trustee; provided that, unless such Person is a corporation, a corporate co-issuer of the notes will be added to the indenture by a supplement reasonably satisfactory to the trustee;

(3) immediately after such transaction or transactions, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would (on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period) either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” or (b) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately before such transaction.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

The surviving entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the predecessor Company shall be discharged and released from all obligations under the indenture and the notes; provided, however, that the Company will not be released from the obligation to pay the principal of, premium, if any, and interest on the notes in the case of a lease of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with the provisions of, this covenant.

Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to the Company, the Company may merge into a Restricted Subsidiary for the purpose of reincorporating the Company in another jurisdiction, and any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to another Restricted Subsidiary.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Covenant Termination

From and after the occurrence of an Investment Grade Rating Event, we and our Restricted Subsidiaries will no longer be subject to the following provisions of the indenture (collectively, the “Terminated Covenants”):

(a) clause (4) of the covenant described under “Covenants—Merger, Consolidation or Sale of Substantially All Assets”; and

(b) the provisions of the indenture described above under the following headings:

•	“—Repurchase at the Option of Holders—Asset Sales;”

•	“—Covenants—Restricted Payments;”

•	“—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

•	“—Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;” and

•	“—Covenants—Transactions with Affiliates.”

Furthermore, after an Investment Grade Rating Event, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

Consequently, after the date on which we and our Restricted Subsidiaries are no longer subject to the Terminated Covenants, the notes will be entitled to substantially reduced covenant protection. However, we and our Restricted Subsidiaries will remain subject to all other covenants in the indenture, including those described above under “—Repurchase at the Option of Holders—Change of Control” and “—Covenants—Future Subsidiary Guarantees.”

The Company shall notify the trustee and the holders of the notes of the occurrence of any Investment Grade Rating Event within 30 days following the occurrence of that event.

Events of Default

Under the indenture, each of the following constitutes an “Event of Default” with respect to the notes:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in the payment when due of the principal of, or premium, if any, on the notes;

(3) failure by the Company to comply with its obligations under “—Covenants—Merger, Consolidation or Sale of Substantially All Assets” or to consummate a purchase of notes when required pursuant to the covenants described under the caption “—Repurchase at the Option of Holders;”

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days (or 120 days with respect to the covenant described under the caption “—Covenants—Reports”) after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with the provisions described under the caption “—Covenants” or to comply with the provisions described under the caption “—Repurchase at the Option of Holders” to the extent not described in clause (3) above;

(5) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the notes;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee existed on the Issue Date, or is created after the Issue Date, which default:

(a) is caused by a failure to pay when due or within any grace period applicable thereto, principal of, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more;

(7) failure by the Company or any Significant Subsidiary or group of the Company’s Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $20 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the indenture, any Subsidiary Guarantee is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; or

(9) certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary.

The indenture will provide that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all then outstanding notes will become due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable law. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all of the notes to be due and payable immediately by notice in writing to the Company and, in case of a notice by holders, also to the trustee specifying the respective Event of Default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power with respect to the notes. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

If an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee satisfactory indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(a) such holder has previously given the trustee notice of a continuing Event of Default;

(b) holders of at least 25% in aggregate principal amount of the then outstanding notes have made a written request to the trustee to pursue the remedy;

(c) such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(d) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes (except nonpayment of principal, premium, if any, or interest on the notes that became due solely because of the acceleration of the notes, which acceleration has been rescinded).

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

The Company is required to deliver to the trustee annually an Officers’ Certificate regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required within five Business Days to deliver to the trustee a statement specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to the provisions of the indenture described above under “—Repurchase at the Option of Holders” and under “—Covenants” (other than the covenant described under “—Covenants—Merger, Consolidation or Sale of Substantially All Assets,” except to the extent described below) and the limitation imposed by clause (4) under “—Covenants—Merger, Consolidation or Sale of Substantially All Assets” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3) through (7) under the caption “—Events of Default” and the Event of Default described under clause (9) under the caption “—Events of Default” (but only with respect to Subsidiaries of the Company), in each case, will no longer constitute an Event of Default with respect to the notes. In addition, upon the occurrence of Covenant Defeasance all obligations of the Subsidiary Guarantors with respect to their Subsidiary Guarantees will be discharged.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the trustee an opinion of counsel stating that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance and the related deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(7) the Company must deliver to the trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(8) the Company must deliver to the trustee an opinion of counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with.

Amendment, Supplement and Waiver

Except as provided below, the indenture, the notes and Subsidiary Guarantees may be amended with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except nonpayment of principal, premium, if any, or interest on the notes that became due solely because of the acceleration of the notes, which acceleration has been rescinded) or a Default or Event of Default in respect of a provision that cannot be amended without the consent of each holder affected;

(5) make any note payable in a currency other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes (except as permitted by clause (7) below);

(7) waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) modify any Subsidiary Guarantee in any manner adverse to holders of the notes or release any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee except in accordance with the terms of the indenture;

(9) make any change in the ranking of the notes or the Subsidiary Guarantees in a manner adverse to the holders of the notes or the Subsidiary Guarantees; or

(10) make any change in the amendment, supplement and waiver provisions of the indenture.

Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Subsidiary Guarantors and the trustee may amend or supplement the indenture, the notes or the Subsidiary Guarantees:

(1) to cure any ambiguity, defect, inconsistency, omission or mistake;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Subsidiary Guarantor’s properties or assets in compliance with the indenture or to add a co-issuer;

(4) to add or release Subsidiary Guarantors in compliance with the Indenture;

(5) to make any change that would provide any additional rights or benefits to the holders of notes, add Events of Default or surrender any right or power conferred upon the Company or any Subsidiary Guarantor or that does not adversely affect in any material respect the legal rights under the Indenture of any such holder; provided, however, that any change to the indenture to conform it to any provision of this “Description of Notes” that is intended to be a substantially verbatim recitation of the corresponding provision of the indenture (which may be evidenced by an Officers’ Certificate delivered to the trustee) shall not be deemed to adversely affect such legal rights;

(6) to secure the notes, including pursuant to the requirements of the covenant described above under the caption “—Covenants—Limitation on Liens;”

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8) to comply with requirements of any securities depository with respect to the notes;

(9) to evidence and provide for the acceptance of appointment thereunder by a successor trustee; or

(10) to provide for the issuance of exchange notes or additional notes.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the indenture requiring approval of the holders becomes effective, the Company shall deliver electronically to DTC or mail to the holders of definitive notes a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the applicable amendment, supplement or waiver.

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, any Subsidiary Guarantee or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(3) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(4) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(5) the Company has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver to the trustee (a) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied and (b) an opinion of counsel, stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.

Concerning the Trustee

If the trustee is a creditor of the Company or any Subsidiary Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it has any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee satisfactory security or indemnity against any loss, liability or expense.

Governing Law

The indenture, the old notes and the Subsidiary Guarantees are, and the new notes will be, governed by the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through Euroclear Bank, S.A./ N.V. as the operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes except as described below, and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, the Subsidiary Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Subsidiary Guarantors, the trustee nor any agent of any of them has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Certificated Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company, the Guarantors, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor depositary within 90 days; or

(2) a Default or Event of Default has occurred and is continuing and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Interests in Global Notes

Certificated Notes may be exchanged for beneficial interests in any Global Note in the circumstances provided in the indenture.

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Definitions

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(a) the sum of:

(i) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of:

(A) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

(B) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in the case of the determination made under each of clauses (A) and (B) above, calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report) before any state or federal income taxes, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report (before any state or federal income taxes), and

(D) reductions in the estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report) before any state or federal income taxes;

provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s engineers;

(ii) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(iv) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers within the immediately preceding 12 months, of other tangible assets of the Company and its Restricted Subsidiaries (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

minus

(b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

(i) minority interests;

(ii) any net gas or other balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report) before any state or federal income taxes, attributable to reserves subject to participation interests, royalty interests, overriding royalty interests, net profits interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(iv) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report) before any state or federal income taxes, attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(v) the discounted future net revenue, calculated in accordance with SEC guidelines before any state or federal income taxes, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts or a similar method to the full cost method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the successful efforts or a similar method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a Production Payment or a sale and leaseback transaction); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the option of holders—Change of control” and/or the provisions described above under the caption “—Covenants—Merger, consolidation or sale of substantially all assets” and not by the provisions of the Asset Sales covenant; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares) or the sale of Equity Interests held by the Company or its Restricted Subsidiaries in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5) the sale or other disposition of cash or Cash Equivalents, or the sale or other disposition of other financial assets in the ordinary course of business;

(6) a Restricted Payment that does not violate the covenant described above under the caption “—Covenants—Restricted Payments;”

(7) the consummation of a Permitted Investment;

(8) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(9) the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(10) the creation or perfection of a Lien (but not, except as contemplated in clause (11) below, the sale or other disposition of the properties or assets subject to such Lien);

(11) the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(12) the licensing or sublicensing of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(14) any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 90 days after the acquisition of, the oil and gas properties that are subject thereto;

(15) the sale or other disposition (regardless of whether in the ordinary course of business) of oil and gas properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves;

(16) any abandonment, relinquishment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition as a result of the creation of a Production Payment and Reserve Sale;

(17) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(18) any assignment of Equity Interests in an entity pursuant to an agreement in effect on the Issue Date.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficially Owning” will have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof; and

(4) with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) Government Securities having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by an entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act); or

(4) the adoption or approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) exploration and abandonment expense (if applicable) of such Person and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income; plus

(4) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, other non-cash expenses and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items of such Person and its Restricted Subsidiaries increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, and minus

(6) the sum of (a) the amount of deferred revenues of such Person and its Restricted Subsidiaries that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts of such Person and its Restricted Subsidiaries recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (6) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members or partners;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

(5) any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS 133) shall be excluded;

(6) to the extent deducted in the calculation of Net Income, any non-cash or other charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness will be excluded; and

(7) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards will be excluded.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Restricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock (other than in exchange for Capital Stock that is not Disqualified Stock), in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute

Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For purposes hereof, the maximum fixed repurchase price of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that (a) was formed under the laws of the United States or any state of the United States or the District of Columbia or (b) Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (1) an offering for cash by the Company of its Capital Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Capital Stock or (2) a cash contribution to the Company’s common equity capital from any Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement, the notes and the Subsidiary Guarantees) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value of an asset or property in excess of $15 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for the four most recently completed fiscal quarters for which internal financial statements of such Person are available immediately preceding the date of determination, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Related Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period (in accordance with Regulation S-X under the Securities Act);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any interest rate Hedging Obligation applicable to such Indebtedness, but if the remaining term of such Hedging Obligation is less than 12 months, then such interest rate Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (but including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is Guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and regardless of whether in cash, on any series Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary, in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Restricted Subsidiary. “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of being a co-obligor on or assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “Guarantee” used as a verb has a correlative meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate and Currency Hedges, Oil and Natural Gas Hedging Contracts and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, natural gas liquids, and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations or Attributable Indebtedness;

(5) in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment);

(6) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable;

(7) representing Hedging Obligations; or

(8) in respect of Disqualified Stock of such Person or preferred stock of a Subsidiary thereof,

if and to the extent any of the preceding items (other than letters of credit, Disqualified Stock, preferred stock or Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of any other Person, of the types described above in clauses (1) through (8), secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person);

provided that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, of the types described above in clauses (1) through (8) above. Furthermore, the amount of any Indebtedness outstanding as of any date will be the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness:”

(i) accrued expenses, royalties and trade accounts payable arising in the ordinary course of business;

(ii) except as provided in clause (5) of the first paragraph of this definition, any obligation in respect of any Production Payment and Reserve Sales;

(iii) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(iv) oil or natural gas balancing liabilities incurred in the ordinary course of business and consistent with past practice; or

(v) any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers’ acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (v), are incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries and do not relate to obligations for borrowed money; and

(vi) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Interest Rate and Currency Hedges” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) by Moody’s; and

(2) BBB- (or the equivalent) by S&P,

or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which (a) the notes have an Investment Grade Rating from at least two Rating Agencies, (b) no Default with respect to the notes has occurred and is then continuing under the indenture and (c) the Company has delivered to the trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, advances or capital contributions (excluding endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Covenants—Restricted Payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which notes were issued under the indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, NYSE MKT, the Nasdaq Stock Market or any other regulated stock exchange in the United States, Canada, Europe or Australia (or any of their successors) and as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting such requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under “—Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (including, without limitation, any cash received pursuant to any sale and leaseback transaction) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2) any extraordinary or non-recurring gain or loss, together with any related provision for taxes on such extraordinary or non-recurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3) all distributions and other payments required to be made to holders of minority interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for adjustment in respect of the sale price or for any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815 and any adjustments reflecting fluctuations in the fair market value of derivatives).

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint venture, except in each case for Customary Recourse Exceptions;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the governing documentation for which provides that the lenders will have no recourse to property or assets of the Company or its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, in the case of the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and, in the case of any Subsidiary Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Subsidiary Guarantor.

“Officers’ Certificate” means, in the case of the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and, in the case of any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Subsidiary Guarantor.

“Oil and Natural Gas Hedging Contract” means any Hydrocarbon hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in Hydrocarbon prices.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of the Company’s Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

(1) a Person prior to the date on which such Person became a Restricted Subsidiary; or

(2) a Person that was merged or consolidated into the Company or a Restricted Subsidiary;

provided that such Indebtedness was not incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or merging into the Company or Restricted Subsidiary and on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a) the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Company would be greater than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Related Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other Hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities with third parties or comply with regulatory requirements regarding local ownership, including without limitation, (a) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests; (b) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, marketing arrangements, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and (c) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment, but excluding, in each case, investments in corporations, publicly traded limited liability companies or publicly traded partnerships.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons that are not Affiliates;

(6) Investments represented by Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(7) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, in each case to the extent they constitute Investments;

(8) loans or advances to employees in the ordinary course of business or consistent with past practice, in each case to the extent they constitute Investments;

(9) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or any of its Restricted Subsidiaries;

(10) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(11) surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(12) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any such Restricted Subsidiary in the ordinary course of business;

(13) Investments of a Restricted Subsidiary acquired after the Issue Date or of any entity merged into the Company or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under “—Covenants—Merger, Consolidation or Sale of Substantially All Assets” or the covenant described in the third paragraph under “—Subsidiary Guarantees of the Notes” (as applicable) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14) Permitted Business Investments;

(15) Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(16) Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(17) repurchases of or other Investments in the notes;

(18) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company, provided that the value of such assets is not included in clause (3)(b) of the first paragraph of the covenant described under “Covenants—Restricted Payments”;

(19) Investments made pursuant to agreements in effect and as in effect Issue Date; and

(20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed the greater of (a) $15 million or (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company at the time of such Investment.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness incurred under Credit Facilities pursuant to subparagraph (1) of the second paragraph of the covenant described under the caption “—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that the aggregate amount of such indebtedness does not exceed the aggregate amount that would be allowed under such subparagraph (1);

(2) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(3) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(4) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(5) Liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6) Liens in favor of the issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(9) any attachment or judgment Liens not giving rise to an Event of Default;

(10) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(11) Liens securing obligations of the Company and its Restricted Subsidiaries under non-speculative Hedging Obligations entered into in the ordinary course of business;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or otherwise not arising in connection with security for Indebtedness;

(13) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than those of the Person merged or consolidated with the Company or such Restricted Subsidiary;

(14) Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor;

(16) Liens securing the notes, the Subsidiary Guarantees and other obligations arising under the indenture;

(17) Liens securing Permitted Refinancing Indebtedness of the Company or a Restricted Subsidiary incurred to refinance Indebtedness of the Company or a Restricted Subsidiary that was previously so secured (other than under clause (1) or (2)); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(18) Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(19) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

(20) Liens on assets of any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary which Indebtedness is permitted by the indenture;

(21) Liens on property securing a defeasance trust; and

(22) Liens with respect to obligations that, at any one time outstanding, do not exceed the greater of (a) $15 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company measured at the time such obligation is incurred.

In each case set forth above, notwithstanding any stated limitation therein on the assets that may be subject to a Lien such Lien on a specified asset or group or type of assets may include a Lien on any improvements, additions and accessions thereto and all products and proceeds thereof (including dividends and distributions in respect thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, any Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), in a principal amount (or accreted value, as applicable) not to exceed the principal amount of the Indebtedness so Refinanced (plus the amount of premium or reasonable fees and expenses, if any, paid in connection therewith).

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1) such Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

(2) if the Indebtedness being Refinanced is contractually subordinated or otherwise junior in right of payment to the notes, such Indebtedness and is contractually subordinated or otherwise junior in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being Refinanced at the time of the Refinancing; and

(3) such Indebtedness is incurred or issued by the Company or such Indebtedness is incurred or issued by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced; provided that a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Prior Issue Date” means December 12, 2012, the initial issuance date of the Company’s 8.875% Senior Notes due 2020.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Rating Agency” means any of S&P or Moody’s, or if (and only if) S&P or Moody’s shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, which includes (1) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, and the utilization of the Company’s and its Restricted Subsidiaries’ properties, (2) the gathering, marketing, treating, processing, storage, refining, selling, disposal, recycling and transporting of any production from such interests or properties and products produced in association therewith, (3) oil field sales and services and related activities, and (4) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (3) of this definition.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means the Credit Agreement dated as of September 28, 2007 as amended at various times prior to the Issue Date, among (i) the Company, as borrower, (ii) KeyBank, as Administrative Agent, Royal Bank of Canada, as Syndication Agent, Sovereign Bank, as Documentation Agent, and (iii) the other lenders party thereto from time to time, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), supplemented, restructured or refinanced in whole or in part from time to time in one or more agreements or instruments.

“Senior Debt” means:

(1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) the notes and any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include any Capital Stock or:

(a) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(b) any Indebtedness that is incurred in violation of the indenture; or

(c) any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X under the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its issue date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means Indebtedness of the Company or a Subsidiary Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means any Guarantee of the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture described under the caption “—Covenants—Subsidiary Guarantees.”

“Subsidiary Guarantor” means each Restricted Subsidiary that has become obligated under a Subsidiary Guarantee, in accordance with the terms of the guarantee provisions of the indenture, but only for so long as such Subsidiary remains so obligated pursuant to the terms of the indenture.

“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary based on present law of the material United States federal income tax considerations relating to the acquisition, ownership and disposition of the new notes, but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date hereof. These authorities may be changed, perhaps retroactively, and are subject to different interpretations, so the United States federal income tax consequences may be different from those described herein. This summary assumes that the old notes and the new notes are held as capital assets (generally, property held for investment) and holders are investors who purchased the old notes for cash upon their original issue at their initial offering price.

This summary does not address tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder’s particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, banks and other financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or commodities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose “functional currency” is not the U.S. dollar, certain former citizens or former long-term residents of the United States, foreign governments or international organizations, persons who will hold the new notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction, or partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds new notes, then the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership holding new notes should consult its tax advisor as to the United States federal income tax consequences of acquiring, holding, and disposing of the new notes. We have not sought any ruling from the IRS with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with and not challenge these statements and conclusions.

EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE APPLICATION TO SUCH CIRCUMSTANCES OF THE UNITED STATES FEDERAL INCOME TAX LAWS AS WELL AS WITH RESPECT TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Payments Upon Early Redemptions and Other Circumstances

In certain circumstances (see “Description of Notes—Repurchase at the Option of Holders—Change of Control” and “Description of Notes—Optional Redemption”), we may be entitled or obligated to redeem the new notes offered hereby before their stated maturity date or obligated to pay you additional amounts in excess of stated interest or principal on the new notes offered hereby. We do not intend to treat the potential redemption or payment of any such amounts as part of or affecting the yield to maturity of any new notes offered hereby. In the event such a contingency occurs, it would affect the amount and timing of the income (and possibly character) that you must recognize. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, you might be required to accrue income on the new notes offered hereby at a higher yield and to treat as ordinary income (rather than capital gain) income realized on the taxable disposition of a new note before the resolution of the contingencies.

United States Holders

As used in this discussion, “United States Holder” means a beneficial owner of new notes that for United States federal income tax purposes is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States, any political subdivision or state thereof, or the District of Columbia;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•

a trust (i) if its administration is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

Exchange Offer

The new notes do not differ materially in kind or extent from the old notes and, as a result, your exchange of old notes for new notes will not constitute a taxable disposition of the old notes for United States federal income tax purposes. As a result, you will not recognize taxable income, gain or loss on such exchange, your holding period for the new notes generally will include the holding period for the old notes so exchanged, and your adjusted tax basis in the new notes generally will be the same as your adjusted tax basis in the old notes so exchanged.

Payments of Interest

Interest on the new notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Amortizable Bond Premium

Generally, if a United States holder purchases a new note for an amount that exceeds the sum of all amounts payable on the new note after the purchase date other than stated interest, the new note will be considered to have been purchased at a premium. This premium may be amortized over the remaining term (or an applicable call date as discussed below) of the new note on a yield to maturity basis if the United States holder so elects. The amortizable bond premium is treated as an offset to interest income on the new note for United States federal income tax purposes. A United States holder who elects to amortize bond premium must reduce its tax basis in the new note by the deductions allowable for amortizable bond premium. An election to amortize bond premium is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the United States holder on or after the first day of the taxable year to which the election applies.

We may redeem the new notes in certain circumstances as described in this prospectus under “Description of the New Notes—Optional Redemption.” The amount of amortizable bond premium will be based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If a new note purchased at a premium is redeemed before its maturity and a United States holder has elected to deduct the bond premium, the United States holder may be permitted to deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of the redemption.

If a United States holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss the United States holder would otherwise recognize on disposition of the new note.

Market Discount

The resale of new notes may be affected by the market discount provisions of the Code. If a United States holder purchases a new note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, the United States holder will be required to treat any principal payment on a new note, or any gain on its sale, exchange, retirement or other disposition, as ordinary income to the extent of the accrued market discount that was not previously included in gross income. If the new note is disposed of in a non-taxable transaction (other than a non-recognition transaction described in Section 1276 of the Code), accrued market discount will be taxable to the United States holder as ordinary income as if the United States holder had sold the new note at its fair market value. In addition, the United States holder may be required to defer, until the maturity of a new note or its earlier disposition (including a non-taxable transaction other than a transaction described in Section 1276 of the Code), the deduction of all or a portion of the interest expense in respect of any indebtedness incurred or maintained to purchase or carry the new note. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the new note unless the United States holder elects to accrue market discount on a constant interest rate basis.

A United States holder may elect to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired by the United States holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an election is made, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments and on any partial principal payment with respect to the new notes, and the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

Disposition of the New Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of the new notes, you generally will recognize capital gain or loss equal to the difference between:

•

the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the new notes that you have not previously included in income, which will generally be taxable as ordinary income); and

•	your adjusted tax basis in the new notes.

Your adjusted tax basis in a new note generally will equal the amount you paid for the new note. Any gain or loss that is recognized on the disposition of the new notes generally will be capital gain or loss (subject to the market discount rules discussed above) and will be long-term capital gain or loss if you have held the new notes for more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting is required as to payments of interest on the new notes and on the proceeds of a disposition (including a redemption or retirement) of the new notes unless you are a corporation or other exempt person and, if requested, certify such status. In addition, you will be subject to backup withholding on payments made to you of principal and interest on your new note and on payments of proceeds of a sale or other disposition of your new note if you are not exempt, you fail to properly furnish a taxpayer identification number or if the IRS has notified you that you are subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

As used in this tax discussion, “non-United States Holder” means any beneficial owner of new notes that is an individual, corporation, estate or trust that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS.

Payments of Interest

Payments of interest on the new notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business in the United States and if you qualify for the “portfolio interest” exemption. You will qualify for the portfolio interest exemption if you:

•	do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	are not a controlled foreign corporation related to us, directly or indirectly, actually or constructively, through stock ownership;

•	are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	appropriately certify as to your foreign status.

You may generally meet the certification requirement listed above by providing to the applicable withholding agent a properly completed IRS Form W-8BEN. If the portfolio interest exemption is not available to you, then payments of interest on the new notes will be subject to United States federal withholding tax at a rate of 30% unless you certify on IRS Form W-8BEN as to your eligibility for a lower rate under an applicable income tax treaty.

Interest that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you generally will be subject to United States federal income tax on such interest on a net income basis at graduated rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax on such interest equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest and gain on your new notes in the earnings and profits subject to United States branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Disposition of the New Notes

You generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the new notes unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), in which case you generally will be subject to United States federal income tax in the same manner as a United States person, and if you are a foreign corporation, you may incur a branch profits tax at a rate of 30% (or a lower applicable treaty rate) of your effectively connected earnings and profits, which will include such gain; or

•

you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met, in which case you will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate) on the gain, which may be offset by United States source capital losses.

Information Reporting and Backup Withholding

Payments to you of interest on the new notes (including amounts withheld from such payments, if any) generally will be required to be reported to the IRS and to you. United States backup withholding generally will not apply to payments to you of interest on the new notes if the statement described in “—Non-United States Holders—Payments of Interest” is duly provided by you or you otherwise establish an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds of a sale of the notes effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of the notes effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of the notes effected outside the United States by such a broker if it is:

•	a United States person;

•	a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	a controlled foreign corporation for United States federal income tax purposes; or

•

a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain United States individuals, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property, such as these notes, less certain deductions. Prospective holders should consult their own tax advisors with respect to the additional tax described above.

Foreign Account Tax Compliance

The Hiring Incentives to Restore Employment Act, enacted on March 18, 2010, imposes a 30% withholding tax on any payments on debt obligations made to a foreign financial institution or non financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), and on the gross proceeds of the sale or other disposition of debt obligations, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or certifies that it does not have any substantial U.S. owners, or (iii) the foreign financial institution or non-foreign financial entity otherwise qualifies for an exemption from these rules.

Under final Treasury Regulations, withholding under these rules will not apply to gross proceeds from a sale or other disposition of debt obligations on or before December 31, 2016.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Thompson & Knight LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Rex Energy Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of that firm as experts in petroleum engineering.

LETTER OF TRANSMITTAL

TO TENDER

Old 6.250% Senior Notes due 2022

OF

REX ENERGY CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED             , 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2015 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS

EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

Attention: Workflow Management, 5th Floor

Rodney Square North

1100 N Market Street

Wilmington, DE 19890-1626

Fax: (302) 636-4139

Phone: (302) 636-6470

For information: DTC2@wilmingtontrust.com

If you wish to exchange old 6.250% Senior Notes due 2022 for an equal aggregate principal amount at maturity of new 6.250% Senior Notes due 2022 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the exchange agent prior to the expiration date.

The undersigned hereby acknowledges receipt and review of the Prospectus, dated                     , 2015 (the “Prospectus”), of Rex Energy Corporation (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange its issued and outstanding 6.250% Senior Notes due 2022 (the “old notes”) for a like principal amount of its 6.250% Senior Notes due 2022 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent of any extension by oral or written notice (any such oral notice to be promptly confirmed in writing). The Issuer will notify the registered holders of old notes of any extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message”

to the exchange agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

3. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

(d) if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement executed in connection with the issuance of the old 6.250% Senior Notes due 2022 (the “Registration Rights Agreement”) by and among the Issuer, the several guarantors named therein and RBC Capital Markets, LLC, KeyBanc Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at Rex Energy Corporation, 366 Walker Drive, State College, Pennsylvania 16801, Attention: Corporate Secretary. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, the guarantors, and their respective directors, each of the officers of the Issuer and the guarantors who signs such shelf registration statement, and each person who controls the Issuer or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer, as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Rex Energy Corporation

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, we have included in our certificate of incorporation, as amended, a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our certificate of incorporation, as amended, and our amended and restated bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We have entered into an agreement with each of our independent directors that provide that the independent director will be entitled to the limitations of liability and the right to indemnification against expenses and damages in connection with claims against the independent director relating to the independent director’s service to us to the fullest extent permitted by our certificate of incorporation, as amended, and our amended and restated bylaws, the DGCL and other applicable law. In addition, employment agreements with certain of our executive officers provide that we will indemnify the executive officer to the fullest extent permitted by the DGCL, or our certificate of incorporation, as amended, and our amended and restated bylaws, whichever affords the greater protection to the executive officer.

We maintain directors and officers liability insurance for the benefit of our directors and officers.

Co-Registrants

Rex Energy Operating Corp. and PennTex Resources Illinois, Inc.

Rex Energy Operating Corp. and PennTex Resources Illinois, Inc. are each organized as a Delaware corporation. The bylaws of Rex Energy Operating Corp. provide that the company will indemnify its officers and directors to the fullest extent permitted by applicable law, provided that the action or proceeding at issue was authorized by the company’s board of directors. The officers and directors of PennTex Resources Illinois, Inc. may be indemnified pursuant to Section 145 of the DGCL, as discussed above.

Rex Energy I, LLC, Rex Energy IV, LLC and R.E. Gas Development, LLC

Rex Energy I, LLC, Rex Energy IV, LLC and R.E. Gas Development, LLC, which we collectively refer to as the Delaware LLC Co-Registrants, are each organized in the State of Delaware as limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of the Delaware LLC Co-Registrants provide that each entity will indemnify their respective members, directors or officers to the fullest extent permitted by applicable law. In addition, the limited liability company agreements of each of the Delaware LLC Co-Registrants also provide that each entity is required to advance expenses to individuals acting as its member in connection with proceedings against them for which they may be indemnified.

Item 21. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Rex Energy Corporation under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibit Title

2.1	Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.2	Form of Area One Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.3	Form of Area Two Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.3 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.4	Form of Area Three Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.4 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.5	Form of Area Four Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.5 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.6	Form of Parent Guaranty of Rex Energy Corporation attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.6 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.7	Form of Parent Guaranty of Sumitomo Corporation attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.7 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.8	First Amendment to Participation and Exploration Agreement, dated September 30, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on October 6, 2010).

3.1	Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007).

3.2	Certificate of Amendment to Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007).

3.3	Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A, of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the SEC on August 18, 2014)

3.4	Amended and Restated Bylaws of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the SEC on May 11, 2012).

3.5	Amendment to Amended and Restated Bylaws of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K as filed with the SEC on August 18, 2014).

4.1	Form of Specimen Common Stock Certificate of Rex Energy Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on June 11, 2007).

4.2	Indenture dated as of December 12, 2012 among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.3	Form of 6.250% Senior Notes due 2022 (included in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 12, 2012, and incorporated herein by reference).

4.4	Registration Rights Agreement dated as of December 12, 2012 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.5	Registration Rights Agreement dated as of April 26, 2013 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 26, 2013).

4.6	Indenture dated as of July 17, 2014 among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2014).

4.7	Form of 6.250% Senior Notes due 2022 (included in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2014, and incorporated herein by reference).

4.8	Registration Rights Agreement dated as of July 17, 2014 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on July 17, 2014).

4.9	Deposit Agreement, dated August 18, 2014, by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., together as depositary, and holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on August 18, 2014).

4.10	Form of Depositary Receipt Representing the Depositary Shares (included as Exhibit A to Exhibit 4.7) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on August 18, 2014).

5.1*	Opinion of Thompson & Knight LLP.

12.1*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of KPMG, LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages attached hereto).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust, National Association to act as trustee under the Indenture.

99.1	Report of Netherland, Sewell & Associates, Inc. (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 10-K filed with the SEC on March 2, 2015).

*	Filed herewith.
**	Furnished herewith.

(b)	Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been incorporated by reference herein.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) any other communication that is an offer in the offering made by such registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on April 27, 2015.

REX ENERGY CORPORATION

By:	/s/ Thomas C. Stabley
Thomas C. Stabley Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance T. Shaner Lance T. Shaner	Chairman of the Board	April 27, 2015

/s/ Thomas C. Stabley Thomas C. Stabley	Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2015

/s/ Thomas G. Rajan Thomas G. Rajan	Chief Financial Officer (Principal Financial Officer)	April 27, 2015

/s/ Curtis J. Walker Curtis J. Walker	Chief Accounting Officer (Principal Accounting Officer)	April 27, 2015

/s/ John W. Higbee John W. Higbee	Director	April 27, 2015

/s/ John A. Lombardi John A. Lombardi	Director	April 27, 2015

/s/ Eric L. Mattson Eric L. Mattson	Director	April 27, 2015

/s/ John J. Zak John J. Zak	Director	April 27, 2015

/s/ Todd N. Tipton Todd N. Tipton	Director	April 27, 2015

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on April 27, 2015.

REX ENERGY OPERATING CORP. PENNTEX RESOURCES ILLINOIS, INC.

By:	/s/ Thomas C. Stabley
Thomas C. Stabley Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas C. Stabley Thomas C. Stabley	Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2015

/s/ Thomas G. Rajan Thomas G. Rajan	Chief Financial Officer (Principal Financial Officer)	April 27, 2015

/s/ Curtis J. Walker Curtis J. Walker	Chief Accounting Officer (Principal Accounting Officer)	April 27, 2015

/s/ Patrick M. McKinney Patrick M. McKinney	President, Chief Operating Officer and Director	April 27, 2015

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on April 27, 2015.

REX ENERGY I, LLC REX ENERGY IV, LLC R.E. GAS DEVELOPMENT, LLC

By:	/s/ Thomas C. Stabley
Thomas C. Stabley Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Thomas C. Stabley Thomas C. Stabley		Chief Executive Officer (Principal Executive Officer)	April 27, 2015

/s/ Thomas G. Rajan Thomas G. Rajan		Chief Financial Officer (Principal Financial Officer)	April 27, 2015

/s/ Curtis J. Walker Curtis J. Walker		Chief Accounting Officer (Principal Accounting Officer)	April 27, 2015

Rex Energy Corporation			April 27, 2015
By:	/s/ Thomas C. Stabley	Sole Managing Member
Name: Thomas C. Stabley Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

2.1	Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.2	Form of Area One Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.3	Form of Area Two Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.3 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.4	Form of Area Three Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.4 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.5	Form of Area Four Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.5 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.6	Form of Parent Guaranty of Rex Energy Corporation attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.6 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.7	Form of Parent Guaranty of Sumitomo Corporation attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.7 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.8	First Amendment to Participation and Exploration Agreement, dated September 30, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on October 6, 2010).

3.1	Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007).

3.2	Certificate of Amendment to Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007).

3.3	Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A, of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the SEC on August 18, 2014)

3.4	Amended and Restated Bylaws of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the SEC on May 11, 2012).

3.5	Amendment to Amended and Restated Bylaws of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K as filed with the SEC on August 18, 2014).

4.1	Form of Specimen Common Stock Certificate of Rex Energy Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on June 11, 2007).

4.2	Indenture dated as of December 12, 2012 among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.3	Form of 6.250% Senior Notes due 2022 (included in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 12, 2012, and incorporated herein by reference).

4.4	Registration Rights Agreement dated as of December 12, 2012 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.5	Registration Rights Agreement dated as of April 26, 2013 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 26, 2013).

4.6	Indenture dated as of July 17, 2014 among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2014).

4.7	Form of 6.250% Senior Notes due 2022 (included in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2014, and incorporated herein by reference).

4.8	Registration Rights Agreement dated as of July 17, 2014 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on July 17, 2014).

4.9	Deposit Agreement, dated August 18, 2014, by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., together as depositary, and holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on August 18, 2014).

4.10	Form of Depositary Receipt Representing the Depositary Shares (included as Exhibit A to Exhibit 4.7) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on August 18, 2014).

5.1*	Opinion of Thompson & Knight LLP.

12.1*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of KPMG, LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages attached hereto).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust, National Association to act as trustee under the Indenture.

99.1	Report of Netherland, Sewell & Associates, Inc. (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 10-K filed with the SEC on March 2, 2015).

*	Filed herewith.
**	Furnished herewith.